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                                                                    EXHIBIT 99.5

                         CONSENT OF SAMUEL R. SAKS, M.D.



Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, WA  98104


        In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to being named for appointment to the board of directors of Corixa Corporation (the "Company") in the Company's Registration Statement on Form S-4 and any amendments thereto and to the inclusion of my name and biography in such registration statement.


Date:  November 6, 2000                            /s/ Samuel R. Saks, M.D.
                                                   ------------------------
                                                   Samuel R. Saks, M.D.